UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
July 31, 2008
3COM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-12867 (Commission File Number)	94-2605794 (IRS Employer Identification No.)
350 Campus Drive
Marlborough, Massachusetts
01752
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (508) 323-1000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events
SIGNATURE

ITEM 8.01    Other Events
          In furtherance of our efforts to seek a $66 million termination fee under our now-terminated merger agreement with affiliates of Bain Capital Partners, LLC, on July 31, 2008, 3Com Corporation filed a lawsuit in the Delaware Chancery Court against Diamond II Holdings, Inc., an entity controlled by affiliates of Bain Capital Partners, LLC. The lawsuit alleges breach of the terms of the Agreement and Plan of Merger by among 3Com, Diamond II Holdings, Inc., and Diamond II Acquisition Corp., dated as of September 28, 2007. Under the terms of the Merger Agreement, 3Com shareholders were to have received $5.30 per share in cash, and Diamond II Holdings, Inc. was to have acquired 3Com. 3Com cannot assure you it will be able to collect this fee.
Safe Harbor
This Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including forward-looking statements regarding our litigation to pursue a termination fee from affiliates of Bain Capital Partners. These statements are neither promises nor guarantees, but involve risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including, without limitation, risks relating to our ability to pursue and obtain a termination fee under the merger agreement; and other risks detailed in our filings with the SEC, including those discussed in our annual report filed with the SEC on Form 10-K for the year ended May 30, 2008. 3Com Corporation does not intend, and disclaims any obligation, to update any forward-looking information contained in this Form 8-K or with respect to the announcements described herein.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3COM CORPORATION
Date: August 1, 2008	By:	/s/ Jay Zager
Jay Zager
Executive Vice President, Chief Financial Officer